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EXHIBIT 4.2

        POLYMER GROUP, INC.

and

WACHOVIA BANK, N.A.,

as Warrant Agent

SERIES B WARRANT AGREEMENT

Dated as of March 5, 2003

i

Exhibit B Subscription Form
Exhibit C Assignment Form

ii

WARRANT AGREEMENT

        WARRANT AGREEMENT, dated as of March 5, 2003 (the "Warrant Agreement"), between Polymer Group, Inc., a Delaware corporation (the "Company"), and Wachovia Bank, N.A., as Warrant Agent (the "Warrant Agent").

        WHEREAS, pursuant to the Joint Second Amended Modified Plan of Reorganization (the "Plan") of the Company and certain of its subsidiaries, as confirmed by the United States Bankruptcy Court for the District of South Carolina on January 16, 2003, the Company proposes to issue Series B Warrants (as defined herein), representing the right to purchase up to an aggregate of 523,557 shares of its Class E Common (as defined herein), subject to adjustment as hereinafter provided; and

        WHEREAS, the Company desires to appoint the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing so to act in connection with the issuance, transfer, exchange, replacement and exercise of the Series B Warrant Certificates (as defined herein) and other matters as provided herein;

        NOW THEREFORE, in consideration of the foregoing and for the purpose of defining the terms and conditions of the Series B Warrants and the respective rights and obligations thereunder of the Company and the holders from time to time of the Series B Warrants, the Company and the Warrant Agent hereby agree as follows:

        1. DEFINITIONS

        As used in this Warrant Agreement, the following terms have the respective meanings set forth below:

          "Business Day" means any day that is not a Saturday or Sunday or a day on which banks are required or permitted to be closed in the State of New York.

          "Change of Control" means (i) a merger, reorganization, restructuring, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company in which the Company is not the surviving or resulting entity, as a result of which the Company's stockholders prior to such transactions, MatlinPatterson Global Opportunities Partners L.P., any Affiliates of MatlinPatterson Global Opportunities Partners L.P. and any Group that includes as a member MatlinPatterson Global Opportunities Partners L.P. or any Affiliates of MatlinPatterson Global Opportunities Partners L.P. cease to own at least 50% of the voting securities of the entity surviving or resulting from such transaction (or the ultimate parent entity thereof), or (ii) the acquisition, directly or indirectly, by any Person (other than MatlinPatterson Global Opportunities Partners L.P. or its Affiliates or any Group that includes as a member MatlinPatterson Global Opportunities Partners L.P. or any Affiliates of MatlinPatterson Global Opportunities Partners L.P.) of 50% or more of the Company's voting securities whether by merger, consolidation, share exchange, business combination, tender or exchange offer, issuance or sale of securities or otherwise, other than in any such transaction following which the Company's stockholders prior to such transaction, MatlinPatterson Global Opportunities Partners L.P., any Affiliates of MatlinPatterson Global Opportunities Partners L.P. and any Group that includes as a member MatlinPatterson Global Opportunities Partners L.P. or any Affiliates of MatlinPatterson Global Opportunities Partners L.P., continue to own at least 50% of the voting securities of the entity surviving or resulting from such transaction (or the ultimate parent entity thereof).

          "Class E Common" means shares of the Company's Class E Common Stock, par value $.01 per share; provided that if there is a change such that the securities issuable upon exercise of the Series B Warrants are issued by an entity other than the Company or there is a change in the type or class of securities so issuable, then the term "Class E Common" shall mean one share of the security issuable upon exercise of the Series B Warrants if such security is issuable in shares, or shall mean the smallest unit in which such security is issuable if such security is not issuable in shares.

          "Closing Date" means March 5, 2003.

          "Commission" means the Securities and Exchange Commission or any other federal agency then administering the Securities Act and other federal securities laws.

          "Common Stock" means, collectively, the Company's Class A Common Stock, par value $.01 per share, the Company's Class B Common Stock, par value $.01 per share, the Company's Class C Common Stock, par value $.01 per share, the Company's Class D Common Stock, par value $.01 per share, and the Class E Common, and any capital stock of any class of the Company hereafter authorized which is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Company.

          "Current Market Price" means, for the purpose of any computation of Current Market Price pursuant to this Warrant Agreement, the Current Market Price per share of Common Stock at any date shall be the average of the daily closing sales prices for the shorter of (i) the 20 consecutive trading days ending on the last full trading day on the exchange or market specified in the second succeeding sentence prior to the Time of Determination (as defined below) and (ii) the period commencing on the date next succeeding the first public announcement of the issuance, sale, distribution or granting in question through such last full trading day prior to the Time of Determination; provided that in the case of a firm commitment underwritten public offering, the Current Market Price shall mean the closing price of the Common Stock on the day of the pricing of such offering. The term "Time of Determination" as used herein shall be the time and date of the earlier to occur of (A) the date as of which the Current Market Price is to be computed and (B) the last full trading day on such exchange or market before the commencement of "ex-dividend" trading in the Common Stock relating to the event giving rise to the adjustment required by Section 2.1, 2.2, 2.3, 2.4, 2.5 or 2.7 of the Series B Warrant Certificates. The closing price for any day shall be the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the closing bid and asked prices regular way for such day, in each case (1) on the principal national securities exchange on which the shares of Common Stock are listed or to which such shares are admitted to trading or (2) if the Common Stock is not listed or admitted to trading on a national securities exchange, in the over-the-counter market as reported by the NASDAQ National Market or any comparable system or (3) if the Common Stock is not listed on the NASDAQ National Market or a comparable system, the fair market value as determined in good faith by the Board of Directors of the Company for that purpose.

          "Distribution Notice" has the meaning set forth in Section 3.1.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, as the same shall be in effect from time to time.

          "Exercise Period" has the meaning set forth in Section 3.1.

          "Exercise Price" means an amount equal to $.01 per share of Class E Common purchasable upon exercise of the Series B Warrants, as adjusted from time to time pursuant to Section 5 hereof and Section 2 of the Series B Warrant Certificates.

          "Group" means a "group" within the meaning of Section 13(d)(3) of the Exchange Act.

          "Person" means an individual, a partnership, a limited liability partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization, any other legal entity and a government or any department or agency thereof.

          "Plan" has the meaning assigned to such term in the recitals in this Warrant Agreement.

          "Registered Holder" means, at any time, a Person in whose name a Series B Warrant is then registered on the books of the Company maintained by the Warrant Agent for such purpose.

          "Securities Act" means the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

          "Series A Warrant" means each of the Company's warrants issued pursuant to the Series A Warrant Agreement, each of which evidences the right to purchase one share of the Company's Class D Common, par value $.01 per share, subject to adjustment as set forth in the Series A Warrant Certificates, and all warrants issued upon transfer, division or combination of, or in substitution for, any thereof.

          "Series A Warrant Agreement" means the Series A Warrant Agreement, dated as of the date hereof, between the Company and the Warrant Agent.

          "Series A Warrant Certificate" means a certificate, substantially in the form of Exhibit A to the Series A Warrant Agreement, representing one or more Series A Warrants held by a holder thereof.

          "Series B Warrant" means each of the Company's warrants issued pursuant to this Warrant Agreement, each of which evidences the right to purchase one share of Class E Common, subject to adjustment as set forth in the Series B Warrant Certificates, and all warrants issued upon transfer, division or combination of, or in substitution for, any thereof.

          "Series B Warrant Certificate" means a certificate, substantially in the form of Exhibit A hereto, representing one or more Series B Warrants held by a Holder. All Series B Warrant Certificates shall be identical as to terms and conditions, except as to the number of Series B Warrants represented thereby.

          "Series B Warrant Stock" means the shares of Class E Common purchased by the Holders of the Series B Warrants upon the exercise thereof.

          "Termination Date" has the meaning set forth in Section 3.1.

        2. EXECUTION AND DELIVERY OF WARRANT CERTIFICATES

          Series B Warrant Certificates evidencing 523,557 Series B Warrants, each Series B Warrant to purchase initially one share of Class E Common, may be executed, on or after the date of this Warrant Agreement, by the Company and delivered to the Warrant Agent for countersignature, and the Warrant Agent shall thereupon countersign and deliver such Series B Warrant Certificates upon the order and at the written direction of the Company signed by its Chief Executive Officer, President, Chief Financial Officer, any Vice President or other duly authorized executive officer. The Warrant Agent is hereby authorized to countersign and deliver Series B Warrant Certificates as required by this Section 2 or by Section 3.2, 4 or 11 hereof.

          The Series B Warrant Certificates shall be executed on behalf of the Company by its Chairman of the Board, Chief Executive Officer, President, Chief Financial Officer, any Vice President or other duly authorized executive officer of the Company either manually or by facsimile signature printed thereon. The Series B Warrant Certificates shall be countersigned by manual signature of the Warrant Agent and shall not be valid for any purpose unless so countersigned.

          In case any officer or director of the Company whose signature shall have been placed upon any Series B Warrant Certificate shall cease to be such officer or director of the Company before countersignature by the Warrant Agent and the issuance and delivery thereof, such Series B Warrant Certificate may nevertheless be countersigned by the Warrant Agent and issued and delivered with the same force and effect as though such person had not ceased to be such officer or director of the Company.

        3. EXERCISE OF WARRANT

          3.1. Exercise Period. A Registered Holder may exercise, in whole or in part, the purchase rights represented by Series B Warrants at any time and from time to time after the delivery by the Company of a Distribution Notice to the Registered Holders up to and including the Termination Date (the "Exercise Period"). The purchase rights represented by the Series B Warrants shall not be exercisable until the Company delivers a Distribution Notice. The Company shall give the Registered Holders written notice thirty (30) calendar days prior to any Distribution (as defined in the Company's Amended and Restated Certificate of Incorporation) or consummation of a Change in Control in which an outstanding share of Class E Common would be entitled to participate pursuant to the terms of the Company's Amended and Restated Certificate of Incorporation (a "Distribution Notice"). The Series B Warrants, the purchase rights represented thereby, all of the Company's obligations thereunder and any other rights of the Registered Holders thereunder shall terminate upon the earlier to occur of (i) the close of business on March 4, 2010, and (ii) the business day immediately preceding the consummation of a Change of Control (collectively, the "Termination Date").

          3.2. Exercise Procedure.

            (a)  The Series B Warrants shall be deemed to have been exercised when the Company has received all of the following items (the "Exercise Time"):

                (i)  a completed Exercise Agreement, as described in Section 3.3 below, executed by the Person exercising all or part of the purchase rights represented by the Series B Warrant being exercised (the "Purchaser");

              (ii)  the Series B Warrant Certificate in respect of the Series B Warrant being exercised;

              (iii)  if the Series B Warrant being exercised is not registered in the name of the Purchaser, an Assignment or Assignments in the form attached to the Series B Warrant Certificate evidencing the assignment of the Series B Warrant being exercised to the Purchaser, in which case the Registered Holder shall have complied with the provisions set forth in Section 4 hereof; and

              (iv)  either (1) a check payable to the Company in an amount equal to the product of the Exercise Price multiplied by the number of shares of Class E Common being purchased upon such exercise (the "Aggregate Exercise Price"), or (2) a written notice to the Company that the Purchaser is exercising the Series B Warrant (or a portion thereof) by authorizing the Company to withhold from issuance a number of shares of Class E Common issuable upon such exercise of such Series B Warrant which when multiplied by the Current Market Price of the Common Stock is equal to the Aggregate Exercise Price (and such withheld shares shall no longer be issuable under such Series B Warrant).

            (b)  Upon delivery of the foregoing, certificates for shares of Class E Common purchased upon exercise of a Series B Warrant shall be delivered by the Company, or, if so requested by the Company in writing, by the Warrant Agent, to the Purchaser within three business days after the date of the Exercise Time. Unless the Series B Warrants represented by a surrendered Series B Warrant Certificate have expired or all of the purchase rights represented thereby have been exercised, the Company, or if so requested in writing by the Company, the Warrant Agent, shall prepare a new Series B Warrant Certificate, substantially identical thereto, representing the rights formerly represented by such Series B Warrant Certificate which have not expired or been exercised and shall, within such three-day period, deliver such new Series B Warrant Certificate to the Person designated for delivery in the Exercise Agreement; provided, however, that if (A) the Series B Warrants represented by such Series B Warrant Certificate are not exercised in the name of the Purchaser and (B) the Assignment or Assignments delivered to the Company therewith are for less than all of the rights formerly represented by such Series B Warrant Certificate, then a new Series B Warrant Certificate, substantially identical thereto, representing the rights formerly represented by such Series B Warrant Certificate which have not expired or been exercised and which were not assigned pursuant to the Assignment or Assignments delivered to the Company shall, within such three-day period, be delivered by the Company, or the Warrant Agent, as applicable, to the Registered Holder and a new Series B Warrant Certificate, substantially identical thereto, representing the rights formerly represented by such Series B Warrant Certificate which have not expired or been exercised and which were assigned pursuant to the Assignment or Assignment delivered to the Company shall, within such three-day period, be delivered by the Company, or the Warrant Agent, as applicable, to the Person designated for delivery in the Exercise Agreement.

            (c)  Notwithstanding anything to the contrary herein, the exercise of a Series B Warrant upon the delivery of a Distribution Notice shall not be deemed effective, the Class E Common issuable upon the exercise of such Series B Warrant shall not be deemed to have been issued to the Purchaser, and the Purchaser shall not be deemed to have become the record holder of such Class E Common until immediately prior to the occurrence of the Distribution that was the subject of such Distribution Notice; provided, however, that if the Distribution that was the subject of such Distribution Notice will result from a Change of Control, the exercise of such Series B Warrant shall be deemed effective, the Class E Common issuable upon the exercise of such Series B Warrant shall be deemed to have been issued to the Purchaser, and the Purchaser shall be deemed to have become the record holder of such Class E Common immediately prior to the consummation of such Change in Control.

            (d)  The issuance of certificates for shares of Class E Common upon exercise of the Series B Warrants shall be made without charge to the Registered Holders or any Purchaser for any issuance tax in respect thereof or other cost incurred by the Company or the Warrant Agent in connection with such exercise and the related issuance of shares of Class E Common. Each share of Class E Common issuable upon exercise of the Series B Warrants shall, upon payment of the Exercise Price therefor, be fully paid and nonassessable and free from all liens and charges with respect to the issuance thereof.

          3.3. Exercise Agreement. Upon any exercise of a Series B Warrant, the Exercise Agreement shall be substantially in the form set forth in Exhibit I to the Series B Warrant Certificates, except that if the shares of Class E Common are not to be issued in the name of the Person in whose name a Series B Warrant is registered, the Exercise Agreement shall also state the name of the Person to whom the certificates for the shares of Class E Common are to be issued, and if the number of shares of Class E Common to be issued does not include all the shares of Class E Common purchasable thereunder, it shall also state the name of the Person to whom a new Series B Warrant Certificate for the unexercised portion of the rights thereunder is to be delivered. Such Exercise Agreement shall be dated the actual date of execution thereof.

        4. TRANSFER, DIVISION AND COMBINATION

          4.1. Division, Combination and Exchange. A Series B Warrant Certificate is exchangeable, upon the surrender thereof by the Registered Holder at the office or agency of the Warrant Agent, together with a written notice specifying the names and denominations in which new Series B

  Warrant Certificates are to be issued, signed by the Registered Holder of such Series B Warrant Certificate or Certificates or its agent or attorney, for new Series B Warrant Certificates of like tenor representing in the aggregate the purchase rights thereunder. Subject to compliance with this Section 4.1, as to any transfer which may be involved in such exchange, the Warrant Agent shall execute and deliver a new Series B Warrant Certificate(s) in exchange for the Series B Warrant Certificate(s) representing the Series B Warrants to be exchanged in accordance with such notice, and each of such new Series B Warrant Certificates shall represent such portion of such rights as is designated in writing by the Registered Holder at the time of such surrender. The date the Company initially issues a Series B Warrant shall be deemed to be the "Date of Issuance" thereof regardless of the number of times new certificates representing the unexpired and unexercised rights formerly represented by a Series B Warrant Certificate shall be issued.

          4.2. Expenses. The preparation, issuance and delivery of the new Series B Warrant Certificates under this Section 4 shall be at the Company's expense (other than transfer taxes). The Company shall not be required, however, to pay any tax or other charge imposed in connection with any transfer of any Series B Warrants, including, but not limited to, any transfer involved in the exchange of any Series B Warrant Certificates under this Section 4, and in such case the Company shall not be required to issue or deliver any Series B Warrant Certificates until such tax or other charge has been paid or it has been established to the satisfaction of the Company that no such tax or other charge is due. If such tax or other charge is due, the Warrant Agent shall have no duty or obligation under this Section 4 or any other similar provision of this Warrant Agreement unless and until it is satisfied that all such taxes and/or governmental charges have been paid in full.

          4.3. Maintenance of Books. The Company agrees to maintain, at the office or agency of the Warrant Agent as provided in Section 11, books for the registration and the registration of transfer of the Series B Warrants.

          4.4. Transfer. The Series B Warrants and all rights thereunder are transferable, in whole or in part, without charge to the Registered Holders, upon surrender of a Series B Warrant Certificate with a properly executed Assignment (in the form of Exhibit II attached to the Series B Warrant Certificates) at the office or agency of the Warrant Agent as provided Section 11. Upon any partial transfer, the Warrant Agent shall promptly issue and deliver to the Registered Holder thereof a new Series B Warrant Certificate of like tenor, in the name of the Registered Holder thereof, which shall be exercisable for such number of shares of Series B Warrant Stock which were not so transferred in accordance with Section 4.1.

        5. ADJUSTMENTS

          In order to prevent dilution of the rights granted under the Series B Warrants under certain circumstances, the number of shares of Class E Common for which each Series B Warrant is exercisable, shall be subject to adjustment from time to time as set forth in the Series B Warrant Certificates.

        6. NOTICES OF AdJUSTMENT

          As soon as reasonably practicable after any adjustment of the Exercise Price or the number of shares of Class E Common for which the Series B Warrants are exercisable, and in no event later than the date of the first Distribution Notice delivered thereafter, the Company shall give written notice thereof to the Registered Holders, setting forth in reasonable detail and certifying the calculation of such adjustment.

  7. RESERVATION AND AUTHORIZATION OF COMMON STOCK; REGISTRATION WITH OR APPROVAL OF ANY GOVERNMENTAL AUTHORITY

          From and after the Closing Date, the Company shall at all times reserve and keep available for issue upon the exercise of Series B Warrants such number of authorized but unissued shares of Class E Common as will be sufficient to permit the exercise in full of all outstanding Series B Warrants; provided, however, that if (A) the number of shares of Class E Common issuable upon exercise of all outstanding Series B Warrants shall increase after the date hereof as the result of any adjustment required pursuant to Section 2 of the Series B Warrant Certificates (the increased number of shares issuable thereunder being referred to herein as "Adjustment Shares") and (B) the Company, at the time of such adjustment (or the transaction or other occurrence triggering such adjustment) does not have sufficient authorized capital stock to reserve and keep available such additional number of shares of Class E Common as equals the number of Adjustment Shares, then the Company shall be permitted not to reserve and keep available such additional number of shares of Class E Common as equals the number of Adjustment Shares until the earlier to occur of the date immediately preceding the date of any Distribution Notice and the date that is forty-five (45) days after the Company's next annual meeting of shareholders. The Company shall not take any action that would cause it to violate the requirements of the immediately preceding sentence. All shares of Class E Common which shall be so issuable, when issued upon exercise of any Series B Warrant and payment therefor in accordance with the terms thereof and of this Warrant Agreement, shall be duly and validly issued and fully paid and nonassessable, not subject to preemptive rights, and free from all taxes, liens, charges, security interests, encumbrances and other restrictions created by or through the Company. The Company shall from time to time take all such action as may be necessary to assure that the par value per share of the unissued Class E Common acquirable upon exercise of the Series B Warrants is at all times equal to or less than the Exercise Price then in effect. The Company shall take all such actions as may be necessary to assure that all such shares of Class E Common may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Company upon each such issuance).

          If any shares of Class E Common required to be reserved for issuance upon exercise of Series B Warrants require registration or qualification with any governmental authority or other governmental approval or filing under any federal law before such shares may be so issued, the Company will in good faith (subject to all applicable laws including, without limitation, those rules and regulations promulgated under the Securities Act) and as expeditiously as possible and at its expense endeavor to cause such shares to be duly registered.

        8. STOCK AND WARRANT TRANSFER BOOKS

          Prior to the delivery of a Distribution Notice, the Company shall not close its books against the transfer of the Series B Warrants or of any share of Class E Common issued or issuable upon the exercise of the Series B Warrants in any manner which interferes with the timely exercise of the Series B Warrants.

        9. SUPPLYING INFORMATION

          The Company shall reasonably cooperate with each Registered Holder of a Series B Warrant and each holder of Series B Warrant Stock in supplying such information as may be reasonably necessary for such holder to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of an exemption from the Securities Act for the sale of any Series B Warrant or Series B Warrant Stock.

        10. LOSS OR MUTILATION

          Upon receipt of evidence reasonably satisfactory to the Company (an affidavit of the Registered Holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing a Series B Warrant Certificate, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Company (provided that if the holder is a financial institution or other institutional investor its own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Company shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the same rights represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

        11. OFFICE OF COMPANY

          As long as any of the Series B Warrants remain outstanding, the Warrant Agent, on behalf of the Company, shall maintain an office or agency (which shall be the principal executive offices of the Warrant Agent) where the Series B Warrants may be presented for exercise, registration of transfer or exchange as provided in this Warrant Agreement.

        12. LIMITATION OF LIABILITY

          No provision hereof, in the absence of affirmative action by a Registered Holder to purchase shares of Class E Common, and no enumeration herein of the rights or privileges of a Registered Holder hereof, shall give rise to any liability of such Registered Holder for the purchase price of any Class E Common or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

          The Series B Warrants shall not entitle the Registered Holders to any voting rights or other rights as a stockholder of the Company.

        13. CONCERNING THE WARRANT AGENT

          The Warrant Agent undertakes the duties and obligations imposed by this Warrant Agreement upon the following terms and conditions, by all of which the Company and the Registered Holders, by their acceptance of the Series B Warrants, shall be bound:

          13.1. Correctness of Statement. The statements contained herein and in the Series B Warrant Certificates shall be taken as statements of the Company, and the Warrant Agent assumes no responsibility for the correctness of any of the same except such as describe the Warrant Agent or action to be taken by it. The Warrant Agent assumes no responsibility with respect to the distribution of the Series B Warrant Certificates except as herein otherwise provided.

          13.2. Breach of Covenants. The Warrant Agent shall not be responsible for any failure of the Company to comply with any of the covenants contained in this Warrant Agreement or in the Series B Warrant Certificates to be complied with by the Company.

          13.3. Reliance on Counsel. The Warrant Agent may consult at any time with counsel satisfactory to it (who may be counsel for the Company) and the Warrant Agent shall incur no liability or responsibility to the Company or to any Registered Holder in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or the advice of such counsel.

          13.4. Reliance on Documents. The Warrant Agent shall incur no liability or responsibility to the Company or to any Registered Holder for any action taken, suffered or omitted in reliance on any Series B Warrant Certificate, certificate of shares, notice, resolution, waiver, consent, order certificate, or other paper, document or instrument believed by it to be genuine and to have signed, sent or presented by the proper party or parties.

          13.5. Compensation and Indemnification. The Company agrees to pay to the Warrant Agent reasonable compensation for all services rendered by the Warrant Agent in the execution of this Warrant Agreement, to reimburse the Warrant Agent for all expenses, taxes and governmental charges and other charges of any kind and nature incurred by the Warrant Agent in the execution of this Warrant Agreement and, to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, costs and counsel fees, for anything done or omitted by the Warrant Agent in the execution of its duties and powers under this Warrant Agreement, except for such liabilities that arise as a result of the Warrant Agent's negligence, willful misconduct or bad faith.

          13.6. Legal Proceedings. The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expense unless the Company or one or more Registered Holders shall furnish the Warrant Agent with reasonable security and indemnity for any costs and expenses which may be incurred, but this provision shall not affect the power of the Warrant Agent to take such action as it may consider proper, whether with or without any such security indemnity. All rights of action under this Warrant Agreement or under any of the Series B Warrant Certificates may be enforced by the Warrant Agent without possession of any of the Series B Warrant Certificates or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent, and any recovery of judgment shall be for the ratable benefit of the Holders, as their respective rights or interests may appear.

          13.7. Other Transactions in Securities of the Company. Except as prohibited by law, the Warrant Agent, and any stockholder, director, officer or employee of it, may buy, sell or deal in any of the Series B Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Warrant Agent under this Warrant Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

          13.8. Liability of Warrant Agent. The Warrant Agent shall act hereunder solely as agent for the Company, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not be liable for anything which it may do or refrain from doing in connection with this Warrant Agreement except for its own negligence, willful misconduct or bad faith.

          13.9. Adjustments. The Warrant Agent shall not at any time be under any duty or responsibility to any Holder to make or cause to be made any adjustment of the Exercise Price or number of shares of Series B Warrant Stock deliverable as provided in this Warrant Agreement, or to determine whether any facts exist which may require any of such adjustments, or with respect to the nature or extent of any such adjustments, when made, or with respect to the method employed in making the same. The Warrant Agent shall not be accountable with respect to the validity or value or the kind or amount of any shares of Series B Warrant Stock or of any securities or property which may at any time be issued or delivered upon the exercise of any Series B Warrant or with respect to whether any such shares of Series B Warrant Stock or other securities will be, when issued, validly issued, fully paid and nonassessable, and makes no representation with respect thereto.

          13.10. Resignation and Removal. The Warrant Agent may resign at any time by so notifying the Company in writing. The Company may remove the Warrant Agent by so notifying the Warrant Agent in writing and may appoint a successor Warrant Agent. If the Warrant Agent resigns or is removed or if a vacancy exists in the office of Warrant Agent for any reason (the Warrant Agent in such event being referred to herein as the retiring Warrant Agent), the Company shall promptly appoint a successor Warrant Agent. A successor Warrant Agent shall deliver a written acceptance of its appointment to the retiring Warrant Agent and to the Company. As promptly as practicable after that, the retiring Warrant Agent shall transfer, after payment of all sums then owing to the Warrant Agent, all property held by it as Warrant Agent to the successor Warrant Agent, the resignation or removal of the retiring Warrant Agent shall become effective, and the successor Warrant Agent shall have the rights, powers and duties of the Warrant Agent under this Agreement. A successor Warrant Agent shall mail notice of its succession to each Registered Holder. If a successor Warrant Agent does not take office within 60 days after the retiring Warrant Agent resigns or is removed, the retiring Warrant Agent or the Company may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Warrant Agent. Notwithstanding replacement of the Warrant Agent pursuant to this Section 13.10, the Company's obligations under Section 13.5 shall continue for the benefit of the retiring Warrant Agent.

        14. MISCELLANEOUS

          14.1. Nonwaiver. No course of dealing or any delay or failure to exercise any right hereunder on the part of any Holder shall operate as a waiver of such right or otherwise prejudice Holder's rights, powers or remedies.

          14.2. Notice Generally. Except as otherwise expressly provided herein, all notices referred to in this Agreement shall be in writing and shall be delivered personally, sent by reputable overnight courier service (charges prepaid) or sent by registered or certified mail, return receipt requested, postage prepaid and shall be deemed to have been given when so delivered, sent or deposited in the U.S. Mail, addressed as follows:

            (a)  If to any Registered Holder or holder of Series B Warrant Stock, at such Registered Holder's address as it appears in the records of the Company maintained by the Warrant Agent for such purpose;

            (b)  If to the Warrant Agent, to Wachovia Bank, N.A., as Warrant Agent, Corporate Trust Group, Corporate Actions Department, 1525 West W.T. Harris Blvd., Bldg. 3C3, Charlotte, NC 28262-1153 (overnight courier) 28288-1153 (first class mail);

            (c)  If to the Company, at its principal executive offices;

  or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice.

          14.3. Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with the instructions set forth herein, and the Warrant Agent hereby accepts such appointment.

          14.4. Successors and Assigns. This Warrant Agreement and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company, the Warrant Agent and the successors and assigns of each Registered Holder. The provisions of this Warrant Agreement are intended to be for the benefit of all Registered Holders from time to time of a Series B Warrant or Series B Warrants and holders of Series B Warrant Stock, and shall be enforceable by any such Registered Holder or holder of Series B Warrant Stock.

          14.5. Amendment. The Company and the Warrant Agent may from time to time supplement or amend this Warrant Agreement without the approval of any Registered Holders in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, or to make any other provisions or change in regard to matters or questions arising hereunder which the Company and the Warrant Agent may deem necessary or desirable and which shall not adversely affect the interests of any Registered Holder.

          14.6. Severability. Wherever possible, each provision of this Warrant Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Warrant Agreement.

          14.7. Headings. The headings used in this Warrant Agreement are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant Agreement.

          14.8. Governing Law. This Warrant Agreement shall be governed by the laws of the State of New York, without regard to the provisions thereof relating to conflict of laws; provided however, that the corporation laws of the State of Delaware shall govern all issues concerning the relative rights of the Company and its stockholders.

  * * * * *

          IN WITNESS WHEREOF, the Company and the Warrant Agent have caused this Warrant Agreement to be duly executed as of the date first written above.

POLYMER GROUP, INC.
By:

	Name:	James G. Boyd
	Title:	Executive Vice President, Treasurer Chief Financial Officer and Director
WACHOVIA BANK, N.A.
By:

Name:
Title:

EXHIBIT A

FORM OF SERIES B WARRANT CERTIFICATE

SERIES B WARRANT

POLYMER GROUP, INC.

Date of Issuance:	Certificate No. W-

        FOR VALUE RECEIVED, Polymer Group, Inc., a Delaware corporation (the "Company"), hereby grants to                        or its registered assigns (the "Registered Holder") the right to purchase from the Company            shares of the Company's Class E Common at a price per share of $.01 (the "Exercise Price"). This Warrant is one of several warrants to purchase Class E Common (collectively, the "Warrants") issued in connection with the Company's Second Amended Modified Joint Plan of Reorganization, dated as of January 16, 2003 (the "Plan") and pursuant to the terms of a Warrant Agreement, dated as of March 5, 2003, between the Company and Wachovia Bank, N.A. Certain capitalized terms used herein are defined in Section 3 hereof. The amount and kind of securities obtainable pursuant to the rights granted hereunder are subject to adjustment pursuant to the provisions contained in this Warrant.

        This Warrant is subject to the following provisions:

          1. EXERCISE OF WARRANT.

          1.1. Exercise Period. The Registered Holder may exercise, in whole or in part, the purchase rights represented by this Warrant at any time and from time to time after the delivery by the Company of a Distribution Notice (as defined below) to the Registered Holder up to and including the Termination Date (as defined below) (the "Exercise Period"). The purchase rights represented by this Warrant shall not be exercisable until the Company delivers a Distribution Notice. The Company shall give the Registered Holder written notice thirty (30) calendar days prior to any Distribution (as defined in the Company's Amended and Restated Certificate of Incorporation) or consummation of a Change in Control in which an outstanding share of Class E Common would be entitled to participate pursuant to the terms of the Company's Amended and Restated Certificate of Incorporation (a "Distribution Notice"). This Warrant, the purchase rights represented hereby, all of the Company's obligations hereunder and any other rights of the Registered Holder hereunder shall terminate upon the earlier to occur of (i) the close of business on March 4, 2010, and (ii) the business day immediately preceding the consummation of a Change of Control (collectively, the "Termination Date").

          1.2. Exercise Procedure.

            a.    This Warrant shall be deemed to have been exercised when the Company has received all of the following items (the "Exercise Time"):

                (i)  a completed Exercise Agreement, as described in Section 1.3 below, executed by the Person exercising all or part of the purchase rights represented by this Warrant (the "Purchaser");

              (ii)  this Warrant;

              (iii)  if this Warrant is not registered in the name of the Purchaser, an Assignment or Assignments in the form set forth in Exhibit II hereto evidencing the assignment of this Warrant to the Purchaser, in which case the Registered Holder shall have complied with the provisions set forth in Section 5 hereof; and

              (iv)  either (1) a check payable to the Company in an amount equal to the product of the Exercise Price multiplied by the number of shares of Class E Common being purchased upon such exercise (the "Aggregate Exercise Price"), or (2) a written notice to the Company that the Purchaser is exercising the Warrant (or a portion thereof) by authorizing the Company to withhold from issuance a number of shares of Class E Common issuable upon such exercise of the Warrant which when multiplied by the Current Market Price of the Common Stock is equal to the Aggregate Exercise Price (and such withheld shares shall no longer be issuable under this Warrant).

            (b)  Certificates for shares of Class E Common purchased upon exercise of this Warrant shall be delivered by the Company or the Warrant Agent to the Purchaser within three business days after the date of the Exercise Time. Unless this Warrant has expired or all of the purchase rights represented hereby have been exercised, the Company or the Warrant Agent shall prepare a new Warrant, substantially identical hereto, representing the rights formerly represented by this Warrant which have not expired or been exercised and shall, within such three-day period, deliver such new Warrant to the Person designated for delivery in the Exercise Agreement; provided, however, that if (A) this Warrant is not exercised in the name of the Purchaser and (B) the Assignment or Assignments delivered to the Company herewith are for less than all of the rights formerly represented by this Warrant, then a new Warrant, substantially identical hereto, representing the rights formerly represented by this Warrant which have not expired or been exercised and which were not assigned pursuant to the Assignment or Assignments delivered to the Company shall, within such three-day period, be delivered by the Company or the Warrant Agent to the Registered Holder and a new Warrant, substantially identical hereto, representing the rights formerly represented by this Warrant which have not expired or been exercised and which were assigned pursuant to the Assignment or Assignment delivered to the Company shall, within such three-day period, be delivered by the Company or the Warrant Agent to the Person designated for delivery in the Exercise Agreement.

            (c)  Notwithstanding anything to the contrary herein, the exercise of this Warrant upon the delivery of a Distribution Notice shall not be deemed effective, the Class E Common issuable upon the exercise of this Warrant shall not be deemed to have been issued to the Purchaser, and the Purchaser shall not be deemed to have become the record holder of such Class E Common until immediately prior to the occurrence of the Distribution that was the subject of such Distribution Notice; provided, however, that if the Distribution that was the subject of such Distribution Notice will result from a Change of Control, the exercise of this Warrant shall be deemed effective, the Class E Common issuable upon the exercise of this Warrant shall be deemed to have been issued to the Purchaser, and the Purchaser shall be deemed to have become the record holder of such Class E Common immediately prior to the consummation of such Change in Control.

            (d)  The issuance of certificates for shares of Class E Common upon exercise of this Warrant shall be made without charge to the Registered Holder or the Purchaser for any issuance tax in respect thereof or other cost incurred by the Company in connection with such exercise and the related issuance of shares of Class E Common. Each share of Class E Common issuable upon exercise of this Warrant shall, upon payment of the Exercise Price therefor, be fully paid and nonassessable and free from all liens and charges with respect to the issuance thereof.

            (e)  Prior to the delivery of a Distribution Notice, the Company shall not close its books against the transfer of this Warrant or of any share of Class E Common issued or issuable upon the exercise of this Warrant in any manner which interferes with the timely exercise of this Warrant. The Company shall from time to time take all such action as may be necessary to assure that the par value per share of the unissued Class E Common acquirable upon exercise of this Warrant is at all times equal to or less than the Exercise Price then in effect.

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            (f)    The Company shall at all times reserve and keep available out of its authorized but unissued shares of Class E Common solely for the purpose of issuance upon the exercise of the Warrants, such number of shares of Class E Common issuable upon the exercise of all outstanding Warrants; provided, however, that if (A) the number of shares of Class E Common issuable upon exercise of all outstanding Warrants shall increase after the Date of Issuance as the result of any adjustment required pursuant to Section 2 (the increased number of shares issuable hereunder being referred to herein as "Adjustment Shares") and (B) the Company, at the time of such adjustment (or the transaction or other occurrence triggering such adjustment) does not have sufficient authorized capital stock to reserve and keep available such additional number of shares of Class E Common as equals the number of Adjustment Shares, then the Company shall be permitted not to reserve and keep available such additional number of shares of Class E Common as equals the number of Adjustment Shares until the earlier to occur of the date immediately preceding the date of any Distribution Notice and the date that is forty-five (45) days after the Company's next annual meeting of shareholders. All shares of Class E Common which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Company shall take all such actions as may be necessary to assure that all such shares of Class E Common may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Company upon each such issuance). The Company shall not take any action that would cause it to violate the requirements of the first sentence of this Section 1.2(f).

          1.3. Exercise Agreement. Upon any exercise of this Warrant, the Exercise Agreement shall be substantially in the form set forth in Exhibit I hereto, except that if the shares of Class E Common are not to be issued in the name of the Person in whose name this Warrant is registered, the Exercise Agreement shall also state the name of the Person to whom the certificates for the shares of Class E Common are to be issued, and if the number of shares of Class E Common to be issued does not include all the shares of Class E Common purchasable hereunder, it shall also state the name of the Person to whom a new Warrant for the unexercised portion of the rights hereunder is to be delivered. Such Exercise Agreement shall be dated the actual date of execution thereof.

          2. ADJUSTMENT OF NUMBER OF SHARES.

          In order to prevent dilution of the rights granted under this Warrant under certain circumstances, the number of shares of Class E Common obtainable upon exercise of this Warrant shall be subject to adjustment from time to time as provided in this Section 2.

          2.1. Stock Splits, Combinations. etc. In case the Company shall hereafter (A) pay a dividend or make a distribution on its Common Stock in shares of its capital stock (whether shares of Common Stock or of capital stock of any other class), (B) subdivide its outstanding shares of Common Stock or (C) combine its outstanding shares of Common Stock into a smaller number of shares, the number of shares into which this Warrant is exercisable immediately following such action shall be adjusted so that the Holder of any Warrant thereafter exercised shall be entitled to receive the number of shares of Class E Common of the Company that represents the same percentage of the outstanding Common Stock which such Holder would have owned immediately prior to such action had such Warrant been exercised immediately prior thereto and had such dividend, distribution, subdivision, combination or reclassification been made on a pro rata share-for-share basis. An adjustment made pursuant to this Section shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification. If, as a result of an adjustment made pursuant to this Section, the Holder of any

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  Warrant thereafter exercised shall become entitled to receive shares of two or more classes of capital stock of the Company, the Board of Directors of the Company (whose determination shall be conclusive) shall determine the allocation of the Exercise Price between or among shares of such classes of capital stock.

          2.2. Reclassification; Merger, Business Combination, etc. In case of any reclassification of outstanding shares of Class E Common issuable upon exercise of the Warrants (other than as set forth in Section 2.1 above and other than a change in par value, or from par value to no par value, or from no par value to par value or as a result of a subdivision or combination), or in the case of any merger, reorganization, restructuring, consolidation, share exchange, business combination, recapitalization or similar transaction involving the Company in which the Company is not the surviving or resulting entity and which does not constitute a Change in Control, then the Company shall forthwith make lawful and adequate provision whereby the Holder of such Warrant then outstanding shall have the right thereafter to receive on exercise of such Warrant the kind and amount of shares of stock and other securities and property receivable upon such reclassification, merger, reorganization, restructuring, consolidation, share exchange, business combination, recapitalization or similar transaction by a holder of the number of shares of Class E Common issuable upon exercise of such Warrant immediately prior to such reclassification, merger, reorganization, restructuring, consolidation, share exchange business combination, recapitalization or similar transaction. The above provisions of this Section 2.2 shall similarly apply to successive reclassifications, mergers, reorganizations, restructurings, consolidations, share exchanges, business combinations, recapitalizations or similar transactions.

          2.3. Issuance of Options or Convertible Securities at Below Current Market Price. In the event the Company shall, at any time or from time to time after the date hereof and prior to the Termination Date, issue, sell, distribute or otherwise grant in any manner to all holders of Common Stock any rights to subscribe for or to purchase, or any warrants or options for the purchase of, Common Stock or any stock or securities convertible into or exchangeable for Common Stock (any such rights, warrants or options being herein called "Section 2.3 Options" and any such convertible or exchangeable stock or securities being herein called "Section 2.3 Convertible Securities"), whether or not such Section 2.3 Options or the rights to convert or exchange such Section 2.3 Convertible Securities are immediately exercisable, and the price per share at which Common Stock is issuable upon the exercise of such Section 2.3 Options or upon the conversion or exchange of such Section 2.3 Convertible Securities (determined by dividing (i) the aggregate amount, if any, received or receivable by the Company as consideration for the issuance, sale, distribution or granting of such Section 2.3 Options or any such Convertible Security, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise of all such Section 2.3 Options or upon conversion or exchange of all such Section 2.3 Convertible Securities, plus, in the case of rights, options or warrants to acquire Section 2.3 Convertible Securities or convertible or exchangeable securities to acquire Section 2.3 Options, the minimum aggregate amount of additional consideration, if any, payable upon the conversion or exchange of all such Section 2.3 Convertible Securities or exercise of all such Section 2.3 Options, as the case may be (the "Section 2.3 Aggregate Issue Price"), by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of all such Section 2.3 Options or upon the conversion or exchange of all such Section 2.3 Convertible Securities or upon the conversion or exchange of all Section 2.3 Convertible Securities issuable upon the exercise of all options or warrants therefor or Section 2.3 Options issuable upon the convertible or exchangeable securities therefor) shall be less than the Current Market Price per share of Common Stock on the record date for the issuance, sale, distribution or granting of such Section 2.3 Options or Section 2.3 Convertible Securities (any such event being herein called a "Section 2.3 Triggering Derivative Issuance") then, effective upon such Section 2.3 Triggering Derivative Issuance, the number of shares of Class E Common for which this Warrant is

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  exercisable shall be adjusted to equal the product obtained by multiplying the number of shares of Class E Common for which this Warrant is exercisable immediately prior to such Section 2.3 Triggering Derivative Issuance by a fraction (A) the numerator of which shall be the number of shares of Common Stock outstanding immediately after such Section 2.3 Triggering Derivative Issuance (calculated on a fully diluted basis, taking into account such Section 2.3 Triggering Derivative Issuance and assuming the exercise of such Section 2.3 Options or Section 2.3 Convertible Securities, but excluding any adjustments to be made as a result thereof under the Warrants, the Series A Warrants or the Convertible Notes), and (B) the denominator of which shall be the sum of (1) the number of shares of Common Stock outstanding immediately prior to such Section 2.3 Triggering Derivative Issuance (calculated on a fully diluted basis), and (2) the Section 2.3 Aggregate Issuance Price divided by the Current Market Price. No additional adjustment of the Exercise Price shall be made upon the actual exercise of such Section 2.3 Options or upon conversion or exchange of such Section 2.3 Convertible Securities or upon the conversion or exchange of the Section 2.3 Convertible Securities issuable upon the exercise of rights, warrants or options, or the exercise of Section 2.3 Options issued upon the conversion or exchange of convertible or exchangeable securities.

          2.4. Issuance of Options or Convertible Securities at 25% Below Current Market Price. In the event the Company shall, at any time or from time to time after the date hereof and prior to the Termination Date, issue, sell, distribute or otherwise grant in any manner to any but not all holders of the Common Stock any rights to subscribe for or to purchase, or any warrants or options for the purchase of, Common Stock or any stock or securities convertible into or exchangeable for Common Stock (any such rights, warrants or options being herein called "Section 2.4 Options" and any such convertible or exchangeable stock or securities being herein called "Section 2.4 Convertible Securities"), whether or not such Section 2.4 Options or the rights to convert or exchange such Section 2.4 Convertible Securities are immediately exercisable, and the price per share at which Common Stock is issuable upon the exercise of such Section 2.4 Options or upon the conversion or exchange of such Section 2.4 Convertible Securities (determined by dividing (i) the aggregate amount, if any, received or receivable by the Company as consideration for the issuance, sale, distribution or granting of such Section 2.4 Options or any such Section 2.4 Convertible Security, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise of all such Section 2.4 Options or upon conversion or exchange of all such Section 2.4 Convertible Securities, plus, in the case of rights, options or warrants to acquire Section 2.4 Convertible Securities or convertible or exchangeable securities to acquire Section 2.4 Options, the minimum aggregate amount of additional consideration, if any, payable upon the conversion or exchange of all such Section 2.4 Convertible Securities or exercise of all such Section 2.4 Options, as the case may be (the "Section 2.4 Aggregate Issue Price"), by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of all such Section 2.4 Options or upon the conversion or exchange of all such Section 2.4 Convertible Securities or upon the conversion or exchange of all Section 2.3 Convertible Securities issuable upon the exercise of all options or warrants therefor or Section 2.3 Options issuable upon the convertible or exchangeable securities therefor) shall be less than 75% of the Current Market Price per share of Common Stock on the record date for the issuance, sale, distribution or granting of such Section 2.4 Options or Section 2.4 Convertible Securities (any such event being herein called a "Section 2.4 Triggering Derivative Issuance") then, effective upon such Section 2.4 Triggering Derivative Issuance, the number of shares of Class E Common for which this Warrant is exercisable shall be adjusted to equal the product obtained by multiplying the number of shares of Class E Common for which this Warrant is exercisable immediately prior to such Section 2.4 Triggering Derivative Issuance by a fraction (A) the numerator of which shall be the number of shares of Common Stock outstanding immediately after such Section 2.4 Triggering Derivative Issuance (calculated on a fully diluted basis, taking into account such Section 2.4 Triggering

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  Derivative Issuance and assuming the exercise of such Section 2.4 Options or Section 2.4 Convertible Securities, but excluding any adjustments to be made as a result thereof under the Warrants, the Series A Warrants or the Convertible Notes), and (B) the denominator of which shall be the sum of (1) the number of shares of Common Stock outstanding immediately prior to such Section 2.4 Triggering Derivative Issuance (calculated on a fully diluted basis), and (2) the Section 2.4 Aggregate Issuance Price divided by the Current Market Price. No additional adjustment of the Exercise Price shall be made upon the actual exercise of such Section 2.4 Options or upon conversion or exchange of such Section 2.4 Convertible Securities or upon the conversion or exchange of the Section 2.4 Convertible Securities issuable upon the exercise of rights, warrants or options, or the exercise of Section 2.4 Options issued upon the conversion or exchange of convertible or exchangeable securities.

          2.5. Issuance of Additional Shares of Common Stock at Below Current Market Price. If at any time the Company shall (except as hereinafter provided) issue or sell any additional shares of Common Stock in a transaction that was offered to all holders of Common Stock then outstanding for consideration in an amount per additional share of Common Stock less than the Current Market Price, then the number of shares of Class E Common for which this Warrant is exercisable shall be adjusted to equal the product obtained by multiplying the number of shares of Class E Common for which this Warrant is exercisable immediately prior to such issue or sale by a fraction (A) the numerator of which shall be the number of shares of Common Stock outstanding immediately after such issue or sale (calculated on a fully diluted basis, taking into account such issue or sale, but excluding any adjustments to be made as a result thereof under the Warrants, the Series A Warrants or the Convertible Notes), and (B) the denominator of which shall be the sum of (1) the number of shares of Common Stock outstanding immediately prior to such issue or sale (calculated on a fully diluted basis), and (2) the aggregate consideration received from the issuance or sale of the additional shares of Common Stock divided by the Current Market Price. For the purposes of this Section 2.5, the date as of which the Current Market Price per share of Common Stock shall be computed shall be the earlier of (a) the date on which the Company shall enter into a firm contract for the issuance of such additional shares of Common Stock or (b) the date of actual issuance of such additional shares of Common Stock. Notwithstanding the foregoing, no adjustment shall be made under this Section for issuances of shares of Common Stock (i) upon exercise of the Warrants, (ii) upon conversion of the outstanding Convertible Notes, (iii) upon exercise, conversion or exchange of any Section 2.3 Options, Section 2.4 Options, Section 2.3 Convertible Securities or Section 2.4 Convertible Securities, or (iv) in the event that the issuance of Common Stock giving rise to such adjustment is part of a transaction in which the holder of this Warrant is given the opportunity to purchase such shares of Common Stock at the same price per share as all other offerees in the offering and on a pro rata share-for-share basis with all other offerees.

          2.6. Issuance of Additional Shares of Common Stock at 25% Below Current Market Price. If at any time the Company shall (except as hereinafter provided) issue or sell any additional shares of Common Stock other than in a transaction that was offered to all holders of Common Stock then outstanding for consideration in an amount per additional share of Common Stock less than 75% of the Current Market Price, then the number of shares of Class E Common for which this Warrant is exercisable shall be adjusted to equal the product obtained by multiplying the number of shares of Class E Common for which this Warrant is exercisable immediately prior to such issue or sale by a fraction (A) the numerator of which shall be the number of shares of Common Stock outstanding immediately after such issue or sale (calculated on a fully diluted basis, taking into account such issue or sale, but excluding any adjustments to be made as a result thereof under the Warrants, the Series A Warrants or the Convertible Notes), and (B) the denominator of which shall be the sum of (1) the number of shares of Common Stock outstanding immediately prior to such issue or sale (calculated on a fully diluted basis), and (2) the aggregate consideration received

6

  from the issuance or sale of the additional shares of Common Stock divided by the Current Market Price. For the purposes of this Section 2.6, the date as of which the Current Market Price per share of Common Stock shall be computed shall be the earlier of (a) the date on which the Company shall enter into a firm contract for the issuance of such additional shares of Common Stock or (b) the date of actual issuance of such additional shares of Common Stock. Notwithstanding the foregoing, no adjustment shall be made under this Section for issuances of shares of Common Stock (i) upon exercise of the Warrants, (ii) upon conversion of the Convertible Notes, (iii) upon exercise, conversion or exchange of any Section 2.3 Options, Section 2.4 Options, Section 2.3 Convertible Securities or Section 2.4 Convertible Securities, or (iv) in the event that the issuance of Common Stock giving rise to such adjustment is part of a transaction in which the holder of this Warrant is given the opportunity to purchase such shares of Common Stock at the same price per share as all other offerees in the offering and on a pro rata share-for-share basis with all other offerees.

          2.7. Certain Other Distributions. If the Company shall pay a dividend or make any other distribution payable in Section 2.3 Options, Section 2.4 Options, Section 2.3 Convertible Securities and Section 2.4 Convertible Securities, then, for purposes of Sections 2.3 and 2.4 above, such Section 2.3 Options, Section 2.4 Options, Section 2.3 Convertible Securities or Section 2.4 Convertible Securities shall be deemed to have been issued or sold without consideration. Nothing in this Section 2.7 is intended to alter the component involving the exercise price contained in the calculations under Sections 2.3 or 2.4 with respect to any Section 2.3 Options, Section 2.3 Convertible Securities, Section 2.4 Options or Section 2.4 Convertible Securities that are issued with an exercise price.

          2.8. Consideration Received. If any shares of Common Stock, Section 2.3 Options, Section 2.4 Options, Section 2.3 Convertible Securities or Section 2.4 Convertible Securities shall be issued, sold or distributed for a consideration other than cash, the amount of the consideration other than cash received by the Company in respect thereof shall be deemed to be the then fair market value of such consideration (as determined in good faith by the Board of Directors of the Company). If any Section 2.3 Options, Section 2.3 Options, Section 2.3 Convertible Securities or Section 2.4 Convertible Securities shall be issued in connection with the issuance and sale of other securities of the Company, together comprising one integral transaction in which no specific consideration is allocated to such Section 2.3 Options, Section 2.4 Options, Section 2.3 Convertible Securities or Section 2.4 Convertible Securities by the parties thereto, such Section 2.3 Options, Section 2.4 Options, Section 2.3 Convertible Securities or Section 2.4 Convertible Securities shall be deemed to have been issued without consideration; provided, however, that if such Section 2.3 Options, Section 2.4 Options, Section 2.3 Convertible Securities or Section 2.4 Convertible Securities have an exercise price equal to or greater than the Current Market Price of the Common Stock on the date of issuance of such Section 2.3 Options, Section 2.4 Options, Section 2.3 Convertible Securities or Section 2.4 Convertible Securities, then such Section 2.3 Options, Section 2.4 Options, Section 2.3 Convertible Securities or Section 2.4 Convertible Securities shall be deemed to have been issued for consideration equal to such exercise price. Nothing in this Section 2H is intended to alter the component involving the exercise price contained in the calculations under Sections 2.3 or 2.4 with respect to any Section 2.3 Options, Section 2.3 Convertible Securities, Section 2.4 Options or Section 2.4 Convertible Securities that are issued with an exercise price.

          2.9. Expiration of Options and Convertible Securities. If, at any time after any adjustment to the number of shares of Class E Common purchasable upon the exercise of each Warrant shall have been made pursuant to Sections 2.3 or 2.4 above or this Section 2.9, any Section 2.3 Options, Section 2.4 Options, Section 2.3 Convertible Securities or Section 2.4 Convertible Securities shall have expired unexercised, the number of such shares so purchasable shall, upon such expiration, be readjusted and shall thereafter be such as they would have been had they been originally adjusted

7

  (or had the original adjustment not been required, as the case may be) as if (i) the only shares of Common Stock deemed to have been issued in connection with such Section 2.3 Options, Section 2.4 Options, Section 2.3 Convertible Securities or Section 2.4 Convertible Securities were the shares of Common Stock, if any, actually issued or sold upon the exercise of such Section 2.3 Options, Section 2.4 Options, Section 2.3 Convertible Securities or Section 2.4 Convertible Securities and (ii) such shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise, conversion or exchange plus the aggregate consideration, if any, actually received by the Company for the issuance, sale, distribution or granting of all such Section 2.3 Options, Section 2.4 Options, Section 2.3 Convertible Securities or Section 2.4 Convertible Securities, whether or not exercised, plus, in the case of rights, options or warrants to acquire Section 2.3 Convertible Securities or Section 2.4 Convertible Securities or convertible or exchangeable securities to acquire Section 2.3 Options or Section 2.4 Options, the minimum aggregate amount of additional consideration, if any, payable upon the exercise, conversion or exchange of all such rights, options, warrants or convertible or exchangeable securities; provided that no such readjustment shall have the effect of decreasing the number of such shares so purchasable by an amount (calculated by adjusting such decrease to account for all other adjustments made pursuant to this Section 2 following the date of the original adjustment referred to above) in excess of the amount of the adjustment initially made in respect of the issuance, sale, distribution or granting of such Section 2.3 Options, Section 2.4 Options, Section 2.3 Convertible Securities or Section 2.4 Convertible Securities.

          2.10. Notice. As soon as reasonably practicable after any adjustment of the Exercise Price or the number of shares of Class E Common for which this Warrant is exercisable, and in no event later than the date of the first Distribution Notice delivered thereafter, the Company shall give written notice thereof to the Registered Holder, setting forth in reasonable detail and certifying the calculation of such adjustment.

          2.11. Other Adjustments. In the event that at any time, as a result of an adjustment made pursuant to this Section 2, the Holders shall become entitled to receive any securities of the Company other than shares of Common Stock, thereafter the number of such other securities so receivable upon exercise of the Warrants and the Exercise Price applicable to such exercise shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares of Common Stock contained in this Section 2.

          3. DEFINITIONS.

          The following terms have meanings set forth below:

          "Affiliate" of any Person shall mean any Person, directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with such Person. The term "control," as used in the immediately preceding sentence, shall mean with respect to a corporation or limited liability company, the right to exercise, directly or indirectly, more than fifty percent (50%) of the voting rights attributable to the controlled corporation or limited liability company, and, with respect to any individual, partnership, trust, other entity or association, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the controlled entity or the actions of the individual, as the case may be.

          "Change of Control" means (i) a merger, reorganization, restructuring, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company in which the Company is not the surviving or resulting entity, as a result of which the Company's stockholders prior to such transactions, MatlinPatterson Global Opportunities Partners, L.P., any Affiliates of MatlinPatterson Global Opportunities Partners L.P. and any Group that includes as a member MatlinPatterson Global Opportunities Partners L.P. or

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  any Affiliates of MatlinPatterson Global Opportunities Partners L.P. cease to own at least 50% of the voting securities of the entity surviving or resulting from such transaction (or the ultimate parent entity thereof), or (ii) the acquisition, directly or indirectly, by any Person (other than MatlinPatterson Global Opportunities Partners L.P. or its Affiliates or any Group that includes as a member MatlinPatterson Global Opportunities Partners L.P. or any Affiliates of MatlinPatterson Global Opportunities Partners L.P.) of 50% or more of the Company's voting securities whether by merger, consolidation, share exchange, business combination, tender or exchange offer, issuance or sale of securities or otherwise, other than in any such transaction following which the Company's stockholders prior to such transaction, MatlinPatterson Global Opportunities Partners, L.P., any Affiliates of MatlinPatterson Global Opportunities Partners, L.P. and any Group that includes as a member MatlinPatterson Global Opportunities Partners, L.P. or any Affiliates of MatlinPatterson Global Opportunities Partners, L.P., continue to own at least 50% of the voting securities of the entity surviving or resulting from such transaction (or the ultimate parent entity thereof).

          "Class E Common" means shares of the Company's Class E Common Stock, par value $.01 per share; provided that if there is a change such that the securities issuable upon exercise of the Warrants are issued by an entity other than the Company or there is a change in the type or class of securities so issuable, then the term "Class E Common" shall mean one share of the security issuable upon exercise of the Warrants if such security is issuable in shares, or shall mean the smallest unit in which such security is issuable if such security is not issuable in shares.

          "Common Stock" means, collectively, the Company's Class A Common Stock, the Company's Class B Common Stock, the Company's Class C Common Stock, the Company's Class E Common Stock, the Company's Class E Common Stock and any capital stock of any class of the Company hereafter authorized which is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Company.

          "Convertible Notes" means the $50,000,000 principal amount of 10% convertible subordinated notes due December 2007 issued by the Company pursuant to the Plan.

          "Current Market Price" means, for the purpose of any computation of Current Market Price pursuant to this Warrant, the Current Market Price per share of Common Stock at any date shall be the average of the daily closing sales prices for the shorter of (i) the 20 consecutive trading days ending on the last full trading day on the exchange or market specified in the second succeeding sentence prior to the Time of Determination (as defined below) and (ii) the period commencing on the date next succeeding the first public announcement of the issuance, sale, distribution or granting in question through such last full trading day prior to the Time of Determination; provided that in the case of a firm commitment underwritten public offering, the Current Market Price shall mean the closing price of the Common Stock on the day of the pricing of such offering. The term "Time of Determination" as used herein shall be the time and date of the earlier to occur of (A) the date as of which the Current Market Price is to be computed and (B) the last full trading day on such exchange or market before the commencement of "ex-dividend" trading in the Common Stock relating to the event giving rise to the adjustment required by Sections 2.1, 2.2, 2.3, 2.4, 2.5 or 2.7. The closing price for any day shall be the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the closing bid and asked prices regular way for such day, in each case (1) on the principal national securities exchange on which the shares of Common Stock are listed or to which such shares are admitted to trading or (2) if the Common Stock is not listed or admitted to trading on a national securities exchange, in the over-the-counter market as reported by the NASDAQ National Market or any comparable system or (3) if the Common Stock is not listed on the NASDAQ National Market or a comparable system, the fair market value as determined in good faith by the Board of Directors of the Company for that purpose.

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          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Group" means a "group" within the meaning of Section 13(d)(3) of the Exchange Act.

          "Person" means an individual, a partnership, a limited liability partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization, any other legal entity and a government or any department or agency thereof.

          "Series A Warrants" means the Company's Series A Warrants to purchase Class D Common Stock, issued pursuant to the Plan.

          4. NO VOTING RIGHTS; LIMITATIONS OF LIABILITY.

          This Warrant shall not entitle the holder hereof to any voting rights or other rights as a stockholder of the Company. No provision hereof, in the absence of affirmative action by the Registered Holder to purchase Class E Common, and no enumeration herein of the rights or privileges of the Registered Holder shall give rise to any liability of such holder for the Exercise Price of Class E Common acquirable by exercise hereof or as a stockholder of the Company.

          5. WARRANT TRANSFERABLE.

          This Warrant and all rights hereunder are transferable, in whole or in part, without charge to the Registered Holder, upon surrender of this Warrant with a properly executed Assignment (in the form of Exhibit II hereto) at the office or agency of the Warrant Agent.

          6. WARRANT EXCHANGEABLE FOR DIFFERENT DENOMINATIONS.

          This Warrant is exchangeable, upon the surrender hereof by the Registered Holder at the office or agency of the Warrant Agent, for new Warrants of like tenor representing in the aggregate the purchase rights hereunder, and each of such new Warrants shall represent such portion of such rights as is designated by the Registered Holder at the time of such surrender. The date the Company initially issues this Warrant shall be deemed to be the "Date of Issuance" hereof regardless of the number of times new certificates representing the unexpired and unexercised rights formerly represented by this Warrant shall be issued. All Warrants representing portions of the rights hereunder are referred to herein as the "Warrants."

          7. REPLACEMENT.

          Upon receipt of evidence reasonably satisfactory to the Company (an affidavit of the Registered Holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing this Warrant, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Company (provided that if the holder is a financial institution or other institutional investor its own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Company shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the same rights represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

          8. NOTICES.

          Except as otherwise expressly provided herein, all notices referred to in this Warrant shall be in writing and shall be delivered personally, sent by reputable overnight courier service (charges prepaid) or sent by registered or certified mail, return receipt requested, postage prepaid and shall be deemed to have been given when so delivered, sent or deposited in the U.S. Mail (i) to the Company, at its principal executive offices and (ii) to the Registered Holder of this Warrant, at such holder's address as it appears in the records of the Company (unless otherwise indicated by any such holder).

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          9. AMENDMENT AND WAIVER.

          Except as otherwise provided herein, the provisions of all of the Warrants may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Registered Holders of Warrants representing a majority of the shares of Class E Common obtainable upon exercise of the Warrants; provided, however, that the Company may amend the provisions of any single Warrant with the written consent of the Registered Holder of such Warrant.

          10. DESCRIPTIVE HEADINGS; GOVERNING LAW.

          The descriptive headings of the several Sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. The corporation laws of the State of Delaware shall govern all issues concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by the internal law of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.

  * * * * *

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          IN WITNESS WHEREOF, the Company has caused this Warrant to be signed and attested by its duly authorized officers under its corporate seal and to be dated the Date of Issuance hereof.

Countersigned and Registered:	POLYMER GROUP, INC.
WACHOVIA BANK, N.A., as Warrant Agent
By

By:
Authorized Signature
Its

[Corporate Seal]
Attest:

Secretary

EXHIBIT I

EXERCISE AGREEMENT

To:	Dated:

        The undersigned, pursuant to the provisions set forth in the attached Warrant (Certificate No. W-            ), hereby agrees to subscribe for the purchase of             shares of the Class E Common covered by such Warrant and makes payment herewith in full therefor at the price per share provided by such Warrant.

Signature

Address

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  EXHIBIT 4.2